                                                                    EXHIBIT 24.1
                                                                    ------------

                        AMERICAN HONDA RECEIVABLES CORP.

                                POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Y. Takahashi and Paul C. Honda as his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments to Registration
Statement No. 333-132320, with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

              NAME                          TITLE                    DATE

  /s/ Y. Takahashi                 Director and President       April 17, 2006
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Y. Takahashi

  /s/ Paul C. Honda                Director and Treasurer       April 17, 2006
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Paul C. Honda

  /s/ T. Nishikiori                Director and Secretary       April 17, 2006
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T. Nishikiori

  /s/ Alvin G. Hageman                    Director              April 17, 2006
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Alvin G. Hageman

  /s/ Lawrence A. Brose                   Director              April 17, 2006
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Lawrence A. Brose